Exhibit 5.1

+1 617 526 6000 (t)

+1 617 526 5000 (f)

wilmerhale.com

February 28, 2025

Revvity, Inc.

77 4th Avenue

Waltham, Massachusetts 02451

Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”) to be filed by Revvity, Inc., a Massachusetts corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the following securities of the Company (the “Securities”):

i.	common stock, $1.00 par value per share (“Common Stock”);

ii.	preferred stock, $1.00 par value per share (“Preferred Stock”);

iii.	senior debt securities (“Senior Debt Securities”);

iv.	subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, “Debt Securities”);

v.	depositary shares representing fractional shares of Preferred Stock (“Depositary Shares”);

vi.	contracts obligating a holder to purchase Common Stock, Preferred Stock or other securities described in the Registration Statement at a future date or dates (“Purchase Contracts”);

vii.

units, consisting of one or more securities, including Purchase Contracts, Common Stock, Preferred Stock, Debt Securities, Depository Shares or any other securities described in the Registration Statement (“Units”);

viii.	subscription rights representing rights to purchase Common Stock or Preferred Stock (“Subscription Rights”); and

ix.	warrants to purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities (the “Warrants”),

all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an indeterminate aggregate offering price, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto.

We are acting as counsel for the Company in connection with the filing of the Registration Statement. The preferences, limitations and relative rights of shares of any series of Preferred Stock will be set forth in Articles of Amendment (“Articles of Amendment”) to the Restated Articles of Organization of the Company (as amended and/or restated from time-to-time, the “Restated Articles of Organization”), with respect thereto. The Senior Debt Securities will be issued pursuant to a senior indenture (the “Senior Indenture”) dated as of October 25, 2011

Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109

Berlin  Boston  Brussels  Denver  Frankfurt  London  Los Angeles  New York  Palo Alto  San Francisco  Washington

February 28, 2025

between the Company and U.S. Bank Trust Company, National Association as successor in interest to U.S. Bank National Association, as trustee, and which has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the Subordinated Debt Securities may be issued pursuant to a subordinated indenture substantially in the form of Exhibit 4.2 to the Registration Statement (the “Subordinated Indenture”, and together with the Senior Indenture, the “Indentures”) between the Company and a trustee to be named in such indenture and duly qualified under the Trust Indenture Act. The shares of Preferred Stock represented by Depositary Shares will be deposited pursuant to a Deposit Agreement (the “Deposit Agreement”) to be entered into between the Company and a bank or trust company to be named, as depositary. The Purchase Contracts may be issued pursuant to a Purchase Contract Agreement (the “Purchase Contract Agreement”) to be entered into between the Company and a bank or trust company to be named, as purchase contract agent. The Units may be issued pursuant to a Unit Agreement (the “Unit Agreement”) to be entered into between the Company and a bank or trust company to be named, as unit agent. The Subscription Rights may be issued pursuant to a subscription rights certificate or subscription rights agreement to be entered into between the Company and a bank or trust company to be named, as subscription agent (the “Subscription Rights Agreement”). The Warrants may be issued pursuant to a warrant agreement (the “Warrant Agreement”) to be entered into between the Company and a bank or trust company to be named, as warrant agent.

We have examined and relied upon signed copies of the Registration Statement to be filed with the Commission, including the exhibits thereto. We have also examined and relied upon the corporate minute books of the Company as provided to us by the Company, the Company’s Restated Articles of Organization and the By-laws of the Company (as restated and/or amended from time-to-time, the “By-laws”).

In our examination of the documents described above, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of such original documents and the completeness and accuracy of the corporate minute books of the Company provided to us by the Company.

We have relied as to certain matters on information obtained from public officials and officers of the Company, and we have assumed that (i) the Registration Statement will be effective and will comply with all applicable laws at the time Securities are offered or issued as contemplated by the Registration Statement, (ii) one or more Prospectus supplements will be prepared and filed with the Commission describing the Securities offered thereby, (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and the applicable Prospectus supplements, (iv) in the case of the Debt Securities offered, (a) the Senior Indenture has been, and the Subordinated Indenture will be, duly authorized, executed and delivered by the trustee named therein, (b) the Subordinated Indenture will be duly qualified under the Trust Indenture Act and the applicable trustee will be duly eligible to serve as trustee and (c) the Debt Securities will be duly authenticated by the trustee named in the applicable Indenture, (v) any Warrant Agreement, Unit Agreement, Deposit Agreement, Subscription Rights Agreement and Purchase Contract Agreement, as applicable, will be duly authorized, executed and delivered by all parties thereto other than the Company, (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will be duly authorized, executed and delivered by all parties thereto other than the Company, (vii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, (viii) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s Restated Articles of Organization and not otherwise reserved for issuance and (ix) the Company will be validly existing as a corporation and in good standing under the laws of the Commonwealth of Massachusetts.

We are expressing no opinion herein as to the application of any federal or state law or regulation to the power, authority or competence of any party to any agreement with respect to any of the Securities other than the Company. We have assumed that such agreements are, or will be, the valid and binding obligations of each party thereto other than the Company, and enforceable against each such other party in accordance with their respective terms.

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We have assumed for purposes of our opinions below that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company or, if any such authorization, approval, consent, action, notice or filing is required, it will have been duly obtained, taken, given or made and will be in full force and effect. We have also assumed that the execution and delivery by the Company of the Indentures, the Deposit Agreement, the Purchase Contract Agreement, the Unit Agreement, the Subscription Rights Agreement, the Warrant Agreement and the Securities and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of its properties is subject, (ii) any law, rule or regulation to which the Company or any of its properties is subject or (iii) any judicial or regulatory order or decree of any governmental authority.

We have also assumed that there will not have occurred, prior to the date of issuance of the Securities, any change in law affecting the validity or enforceability of such Securities and that at the time of the issuance and sale of the Securities, the Board of Directors of the Company (or any committee thereof acting pursuant to authority properly delegated to such committee by the Board of Directors) shall not have taken any action to rescind or otherwise reduce its prior authorization of the issuance of the Securities.

Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, usury, fraudulent conveyance, fraudulent transfer or similar laws relating to or affecting the rights or remedies of creditors generally, (ii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of materiality, good faith, reasonableness and fair dealing and (iii) general equitable principles. Furthermore, we express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defenses may be subject to the discretion of a court. We also express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the state laws of the State of New York and the federal laws of the United States of America. We express no opinion herein with respect to compliance by the Company with securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. In addition, we express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.

We also express no opinion herein as to any provision of any agreement (i) that may be deemed to or construed to waive any right, defense or counterclaim of the Company, (ii) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (iii) relating to the effect of invalidity or unenforceability of any provision of any agreement on the validity or enforceability of any other provision thereof, (iv) that is in violation of public policy, (v) relating to indemnification and contribution with respect to securities law matters, (vi) that provides that the terms of any agreement may not be waived or modified except in writing, (vii) purporting to indemnify any person against his, her or its own negligence or intentional misconduct, (viii) requiring the payment of penalties, consequential damages or liquidated damages or limiting a party’s recovery of certain damages or losses, (ix) purporting to establish evidentiary standards or regarding standards for exercising rights and remedies or (x) relating to choice of law or consent to jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that:

1.

With respect to the Common Stock, when (i) specifically authorized for issuance by proper action of the Company’s Board of Directors or an authorized committee thereof (the “Authorizing Resolutions”), (ii) the terms of the issuance and sale of the Common Stock have been duly established in conformity with the Company’s Restated Articles of Organization, By-laws and Authorizing Resolutions, (iii) the shares of Common Stock have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus and (iv) the Company has received the consideration provided for in the Authorizing Resolutions and such consideration per share is not less than the par value per share of Common Stock, the Common Stock will be validly issued, fully paid and nonassessable.

2.

With respect to shares of any series of Preferred Stock, when (i) the Authorizing Resolutions have specifically authorized the issuance and terms of the shares of the series and related matters, including the establishment and designation of the series and the fixing and determination of the preferences, limitations and relative rights thereof and the filing of Articles of Amendment with respect to the series with the

February 28, 2025

Secretary of the Commonwealth of the Commonwealth of Massachusetts and such Articles of Amendment have been duly filed, (ii) the terms of the issuance and sale of the series of Preferred Stock have been duly established in conformity with the Company’s Restated Articles of Organization, By-laws and the Authorizing Resolutions, (iii) the shares of the series of Preferred Stock have been duly issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus and (iv) the Company has received the consideration provided for in the Authorizing Resolutions and such consideration per share is not less than the par value per share of Preferred Stock, the shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

3.

With respect to the Senior Debt Securities, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the terms of the Senior Debt Securities and of their issuance and sale have been duly established in conformity with the Senior Indenture and the Authorizing Resolutions, (iii) such Senior Debt Securities have been duly executed and authenticated in accordance with the Senior Indenture and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus and (iv) the Company has received the consideration provided for in the Authorizing Resolutions, such Senior Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.

With respect to the Subordinated Debt Securities, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Subordinated Indenture has been duly authorized, executed and delivered, (iii) the terms of the Subordinated Debt Securities and of their issuance and sale have been duly established in conformity with the Subordinated Indenture and the Authorizing Resolutions, (iv) such Subordinated Debt Securities have been duly executed and authenticated in accordance with the Subordinated Indenture and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus and (v) the Company has received the consideration provided for in the Authorizing Resolutions, such Subordinated Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.

With respect to the Depositary Shares, when (i) the Authorizing Resolutions have specifically authorized the issuance and terms of the Depositary Shares and related matters, including the adoption of Articles of Amendment relating to the Preferred Stock underlying the Depositary Shares and the filing of the Articles of Amendment with the Secretary the Commonwealth of the Commonwealth of Massachusetts and such Articles of Amendment have been duly filed, (ii) the applicable Deposit Agreement relating to the Depositary Shares has been duly authorized, executed and delivered, any depositary receipts evidencing rights in the Depositary Shares have been executed, and the depositary has been appointed by the Company, (iii) the terms of the issuance and sale of the Depositary Shares have been duly established in conformity with the Company’s Restated Articles of Organization, and By-laws and the Authorizing Resolutions, (iv) the Depositary Shares have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus, (v) the shares of Preferred Stock underlying the Depositary Shares have been deposited with a bank or trust company (which meets the requirements for the depositary set forth in the Registration Statement) and (vi) the Company has received the consideration provided for in the Authorizing Resolutions, such Depositary Shares will be validly issued.

6.

With respect to the Purchase Contracts, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the applicable Purchase Contract Agreement has been duly authorized, executed and delivered, (iii) the terms of the Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable Purchase Contract Agreement and the Authorizing Resolutions, (iv) the Purchase Contracts have been duly executed and delivered in accordance with the Purchase Contract Agreement and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus and (v) the Company has received the consideration provided for in the Authorizing Resolutions, such Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

February 28, 2025

7.

With respect to the Units, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) any applicable Unit Agreement has been duly authorized, executed and delivered, (iii) the terms of the Units and of their issuance and sale have been duly established in conformity with any applicable Unit Agreement and the Authorizing Resolutions, (iv) the Units have been duly executed and delivered in accordance with any Unit Agreement and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus and (v) the Company has received the consideration provided for in the Authorizing Resolutions, such Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

8.

With respect to the Subscription Rights, when (i) specifically authorized for issuance by Authorizing Resolutions, (ii) any applicable Subscription Rights Agreement has been duly authorized, executed and delivered, (iii) the terms of the Subscription Rights and of their issuance and sale have been duly established in conformity with any applicable Subscription Rights Agreement and the Authorizing Resolutions, (iv) the Subscription Rights have been duly executed and sold in accordance with any applicable Subscription Rights Agreement and issued and delivered as contemplated by the Registration Statement, the Prospectus and any applicable supplements to such Prospectus, and (v) the Company has received the consideration provided for in the Authorizing Resolutions, such Subscription Rights will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

9.

With respect to the Warrants, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) any applicable Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered, (iii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with any applicable Warrant Agreement and the Authorizing Resolutions, (iv) the Warrants have been duly executed and countersigned in accordance with any applicable Warrant Agreement and issued and sold as contemplated by the

Registration Statement, the Prospectus and the applicable supplements to such Prospectus and (v) the Company has received the consideration provided for in the Authorizing Resolutions, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus and any Prospectus supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ WILMER CUTLER PICKERING HALE AND DORR LLP
WILMER CUTLER PICKERING HALE AND DORR LLP